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                                                                     EXHIBIT 3.2

                                CONFORMED COPY
                                --------------
                          LIABILITY COMPANY AGREEMENT

                                       OF

                     TELECOMMUNICATIONS TECHNIQUES CO., LLC
                     --------------------------------------

          This Limited Liability Company Agreement (this "Agreement") of Telecommunications Techniques Co., LLC, is entered into by Dynatech USA, Inc., a Massachusetts corporation, as sole member (the "Member").

          The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. (S) 18-101,
                                                              ------
et seq.), as amended from time to time (the "Act"), and hereby agrees as
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follows:

          1.   Name.  The name of the limited liability company formed hereby is
               ----
Telecommunications Techniques Co. LLC (the "Company").

          2.   Purpose.  The Company is formed for the object and purpose of,
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and the nature of the business to be conducted and promoted by the Company is,

(a) engaging in any lawful act or activity, including without limitation
--
commercial acts or activities, for which limited liability companies may be formed under the Act and (b) engaging in any and all activities necessary or
                          -
incidental to the foregoing.

          3.   Registered Office.  The address of the registered office of the
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Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange
Street, Wilmington, New Castle County, Delaware 19801.

          4.   Registered Agent.  The name and address of the registered agent
               ----------------
of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          5.   Member.  The name and the mailing address of the Member are as
               ------
follows:
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          Name                           Address
          ----                           -------

Dynatech USA, Inc.                       20410 Observation Drive
                                         Germantown, MD  20876
                                         (301) 353-1550

          6.   Powers.  The business and affairs of the Company shall be managed
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by the Member.  The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including (a) the opening of bank accounts and (b) all other powers, statutory
           -                                    -
or otherwise, possessed by members under the laws of the State of Delaware. The Member is authorized to execute and deliver any instrument or document on behalf of the Company. David M. Appel is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          7.   Dissolution.  The Company shall dissolve, and its affairs shall
               -----------
be wound up upon the first to occur of the following: (a) the written consent of
                                                       -
the Member, (b) the resignation, expulsion, bankruptcy or dissolution of the
             -
Member or (c) the entry of a decree of judicial dissolution under Section 18-802
           -
of the Act.

          8.   Capital Contributions.  The Member agrees to contribute $10.00 in
               ---------------------
cash, and no other property, to the Company.

          9.   Additional Contributions.  The Member shall have the right, but
               ------------------------
not the obligation, to make additional capital contributions to the Company in the form of cash, services or otherwise, and upon such contribution the Member's capital account balance shall be adjusted accordingly.

          10.  Distributions.  Distributions shall be made to the Member at the
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times and in the aggregate amounts determined by the Member.  Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate (S)18-607 of the Act or any other applicable law.

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          11.  Assignments. The Member shall be permitted to transfer all, and
               -----------
no less than all, of its interest in the Company to any person or entity that assumes all of the Member's obligations under this Agreement.

          12.    Resignation.  The Member may only resign from the Company if it
                 -----------
has transferred all of its interest in the Company to another person or entity.

          13.  Admission of Additional Members.  No additional members may be
               -------------------------------
admitted to the Company.

          14.  Liability of Member.  Except as otherwise provided by the Act or
               -------------------
herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or lia bility of the Company solely by reason of being a member of the Company.

          15.  Other Business.  The Member and any person or entity affiliated
               --------------
with the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall have no rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

          16.  Exculpation.   (a)  Neither the Member nor any of its respective
               -----------
affiliates, directors, advisory directors, members, officers or employees (each, a "Covered Person"), shall be liable to the Company or the Member for any loss,
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liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person's or entity's professional or expert competence.

          17.       Fiduciary Duty.  To the extent that, at law or in equity, a
                    --------------
Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company

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or to the Member, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          18.       Indemnification.  To the fullest extent permitted by
                    ---------------
applicable law, a Covered Person shall be entitled to indemnification from the Company for any costs and expenses (including attorneys' fees and disbursements), loss, liability, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company.

          19.       Expenses.  To the fullest extent permitted by applicable
                    --------
law, expenses (including attorneys' fees and disbursements) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Covered Person was not entitled to be indemnified hereunder.

          20.  No Third-Party Beneficiaries.  Except as provided in Sections 16
               ----------------------------
through 19 with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns.

          21.       Binding Effect.  This Agreement shall be binding upon and
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inure to the benefit of all parties hereto and their successors and permitted assigns.

          22.       Severability.  The invalidity or unenforceability of any
                    ------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

          23.  Entire Agreement.  The Agreement constitutes the entire agreement
               ----------------
between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

          24.  Amendment.  This Agreement may not be modified, altered,
               ---------
supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

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          25.  Certificates.  (a)  General.  The Member shall be entitled to a
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certificate representing its interest in the Company.  The certificate shall contain a legend with respect to any restrictions on transfer.

          (b)  Application of Article 8 of the Uniform Commercial Code.  The
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Company hereby irrevocably elects that all interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware. Each certificate evidencing an interest in the Company shall bear the following legend

     "This Certificate evidences a membership interest in Telecommunications Techniques Co., LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code in effect in the State of Delaware."

No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and nay new certificates thereafter issued shall not bear the foregoing legend.

          26.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
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CONSTRUED UNDER, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of May 14, 1998.



                         DYNATECH USA, INC.


                         By:/s/ John F. Reno
                            ----------------
                              Name: John F. Reno
                              Title: President

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